Exhibit 10.4

TRI POINTE GROUP, INC.
2013 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT – TIME VESTED
(EXECUTIVE FORM)
TRI Pointe Group, Inc., a Delaware corporation (the “Company”), hereby grants to [NAME] (the ”Holder”) as of [DATE] (the “Grant Date”), pursuant to the terms and conditions of the TRI Pointe Group, Inc. 2013 Long-Term Incentive Plan, as amended (the “Plan”), an award of restricted stock units (the “Award” and the restricted stock units granted pursuant to this Agreement, the “Award Units”) with respect to [###] shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), upon and subject to the restrictions, terms, and conditions set forth in the Plan and this agreement (the “Agreement”).
1.Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder accepts this Agreement by executing it in the space provided below and returning such original execution copy to the Company, or by approving this Agreement by electronic means in a manner that has been approved by the Company.
2.    Rights as a Stockholder. Each Award Unit shall represent the Holder’s right to receive one share of the Company’s Common Stock if and to the extent that such Award Unit becomes vested pursuant to the terms and conditions of this Agreement and the Plan. The Holder shall not be entitled to any privileges of ownership with respect to the shares of Common Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Holder becomes a stockholder of record with respect to such shares. As of each date on which the Company pays a cash dividend to record owners of shares of Common Stock (a “Dividend Date”), then the number of Award Units and shares subject to the Award shall increase by (i) the product of the total number of shares subject to the Award immediately prior to such Dividend Date multiplied by the dollar amount of the cash dividend paid per share of Common Stock by the Company on such Dividend Date, divided by (ii) the Fair Market Value of a share of Common Stock on such Dividend Date. Any such additional Award Units and shares shall be subject to the same restrictions, vesting conditions, and payment terms set forth herein as the shares to which they relate.
3.    Restriction Period and Vesting.
3.1.    Service-Based Vesting Condition. Except as otherwise provided in this Section 3, the Award shall vest (i) on the first anniversary of the Grant Date with respect to one-third of the number of Award Units and shares subject thereto on the Grant Date, rounded down to the nearest whole share, (ii) on the second anniversary of the Grant Date with respect to an additional one-third of the number of Award Units and shares subject thereto on the Grant Date, rounded up to the nearest whole share, and (iii) on the third anniversary of the Grant Date with respect to the remaining Award Units and shares subject thereto on the Grant Date, provided the Holder does not incur a Separation from Service before the applicable vesting date. The period of time prior to the vesting shall be referred to herein as the “Restriction Period.”
3.2.    Change in Control and Acceleration. In the event a Change in Control occurs prior to the end of the Restriction Period, the following provisions shall apply:
3.2.1.    If (a) the Holder does not incur a Separation from Service before the date of the closing of the Change in Control transaction, and (b) the Award is not assumed in full by the acquiring or successor company or its affiliate upon the closing of the Change in Control or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control transaction, the Award Units shall vest as of the date of the closing of the Change in Control.
3.2.2.    If (a) the Holder does not incur a Separation from Service before the date of the closing of the Change in Control transaction, and (b) the Award is assumed in full by the acquiring or successor company or its affiliate upon the closing of the Change in Control, or is otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control transaction, the Award Units shall become vested in accordance with the provisions of Section 3.1, provided that if the Holder suffers a Qualifying

Termination before all the Award Units become vested and the Holder remains continuously employed by the Company or its successor-in-interest or an affiliate thereof through the date of such Qualifying Termination, the Award Units will become fully vested as to all remaining Award Units upon the effective date of such Qualifying Termination. A “Qualifying Termination” means a Separation from Service that occurs within 3 months prior to or 24 months following a Change in Control, by the Company (or its successor-in-interest) without Cause or by the Holder for Good Reason.
As used herein, a “Change in Control” means (i) the acquisition, other than from the Company, by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act ) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Company or its Subsidiaries, or any entity with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding equity of such entity and the combined voting power of the then outstanding voting equity of such entity entitled to vote generally in the election of all or substantially all of the members of such entity’s governing body is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or (ii) the consummation of a reorganization, merger, or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger, or consolidation do not, following such reorganization, merger, or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, or consolidation; or (iii) a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company; or (iv) individuals who at the beginning of any two-year period constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director of the Company during such two-year period and whose election, or whose nomination for election by the Company’s stockholders, to the Board was either (A) approved by a vote of at least a majority of the directors then comprising the Incumbent Board or (B) recommended by a nominating committee comprised entirely of directors who are then Incumbent Board members, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), other actual or threatened solicitation of proxies or consents, or an actual or threatened tender offer. Notwithstanding the foregoing, (I) any bona fide primary or secondary public offering shall not constitute a Change in Control and (II) if a Change in Control constitutes a payment event with respect to any payment or benefit that provides for the deferral of compensation and is subject to Section 409A, the Change in Control transaction or event with respect to such payment or benefit must also constitute a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5) to the extent required by Section 409A.
As used herein, the term “Good Reason” shall be defined as that term is defined in the Holder’s offer letter, employment agreement, change in control agreement, or other similar agreement; or if there is no such definition, “Good Reason” shall mean any of the following are undertaken without the Holder’s prior written consent: (a) a material diminution in the Holder’s title, authority, duties, or responsibilities that substantially reduces the nature or character of the Holder’s position with the Company (or the highest parent entity if the Company has one or more parent entities); (b) a reduction by the Company of the Holder’s base salary as in effect immediately prior to such reduction; (c) a material reduction by the Company of the Holder’s target annual bonus as in effect immediately prior to such reduction; (d) relocation of the Holder’s principal

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office (defined as a relocation of the Holder’s principal office to a location that increases the Holder’s one-way commute by more than 50 miles), provided, that, for the avoidance of doubt, reasonable required travel by the Holder on the Company’s business shall not constitute a relocation; (e) a change in the Employee’s title following a Change in Control such that the Employee does not serve as [TITLE] of the surviving entity’s highest parent entity; or (f) any material breach by the Company of any provision of this Agreement. Notwithstanding the foregoing, the Holder’s resignation shall not constitute a resignation for “Good Reason” as a result of any event described in the preceding sentence unless (A) the Holder provides written notice thereof to the Company within 30 days after the first occurrence of such event; (B) to the extent correctable, the Company fails to remedy such circumstance or event within 30 days following the Company’s receipt of such written notice; and (C) the effective date of the Holder’s resignation for “Good Reason” is not later than 90 days after the initial existence of the circumstances constituting Good Reason.
3.3.    Separation from Service. Except as set forth in Section 3.2 and Sections 5.9(a) and 5.9(b) of the Plan, if the Holder incurs a Separation from Service prior to the end of the Restriction Period for any reason, then the portion of the Award Units that were not vested immediately prior to such Separation from Service shall be immediately forfeited by the Holder for no consideration and cancelled by the Company.
4.    Delivery of Certificates. Subject to Section 6, as soon as practicable (but no later than 30 days) after the vesting of Award Units, in whole or in part, the Company shall (i) deliver or cause to be delivered one or more certificates issued in the Holder’s name (or such other name as is acceptable to the Company and designated in writing by the Holder) or (ii) issue in book entry form registered in the name of the Holder (or such other name as is acceptable to the Company and designated in writing by the Holder) a written or electronic notice or statement representing the number of vested shares represented by such vested Award Units. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 6. Prior to the issuance to the Holder of the shares of Common Stock subject to the Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Common Stock, and will have the status of a general unsecured creditor of the Company.
5.    Transfer Restrictions and Investment Representation.
5.1.    Nontransferability of Award. The Award may not be transferred by the Holder other than by will or the laws of descent and distribution, pursuant to the designation of one or more beneficiaries on the form prescribed by the Company, a trust or entity established by the Holder for estate planning purposes, or a charitable organization designated by the Holder or pursuant to a qualified domestic relations order, in each case, without consideration. Except to the extent permitted by the foregoing sentence, the Award and the Award Units may not be sold, transferred, assigned, pledged, hypothecated, encumbered, or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment, or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber, or otherwise dispose of the Award or the Award Units in violation of this Agreement or the Plan, the Award and the Award Units and all rights hereunder shall immediately become null and void.
5.2.    Investment Representation. The Holder hereby represents and covenants that (a) any share of Common Stock acquired upon the vesting of the Award Units will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any shares of Common Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable. As a further condition precedent to the delivery to the Holder of any shares of Common Stock subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

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6.    Additional Terms and Conditions of Award.
6.1.    Withholding Taxes. (a) The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock upon the vesting of the Award Units, payment by the Holder of such Award of any federal, state, local, or other taxes which may be required to be withheld or paid in connection with such Award (the “Required Tax Payments”).
(b)    The Holder may satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company, (2) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (3) authorizing the Company to withhold up to the maximum required number of shares of Common Stock which would otherwise be delivered or an amount of cash which would otherwise be payable to the Holder having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, or (4) any combination of (1), (2), and (3). To the extent applicable, the Holder may satisfy his or her withholding obligation only with shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.
6.2.    Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through an extraordinary dividend, the terms of this Award, including the number and class of securities subject hereto, shall be appropriately adjusted by the Committee. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants. The decision of the Committee regarding any such adjustment shall be final, binding, and conclusive.
6.3.    Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Common Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Common Stock subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval, or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval, or other action.
6.4.    Award Confers No Rights to Continued Employment or Service. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of this Agreement or the Plan, give or be deemed to give the Holder any right to continued employment by or service to the Company, any Subsidiary, or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary, or any affiliate of the Company to terminate the employment or service of any person at any time.
6.5.    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Holder or by the Company forthwith to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on all parties.
6.6.    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Holder and his or her heirs, executors, administrators, successors, and assigns.
6.7.    Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to TRI Pointe Group, Inc., Attn: Chief Financial Officer, 19540 Jamboree Road, Suite 300,

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Irvine, California 92612, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails, or (d) by express courier service. The notice, request, or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission, or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request, or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
6.8.    Governing Law. This Agreement, the Award, and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
6.9.    Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. To the extent of any inconsistency between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.
6.10.    Entire Agreement. The Plan is incorporated herein by reference. Capitalized terms not defined herein shall have the meanings specified in the Plan. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.
6.11.    Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.
6.12.    Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect, or enforceability of this Agreement.
6.13.    Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.
6.14.    Section 409A. This Agreement will be interpreted in accordance with Section 409A of the Code, to the extent applicable, including without limitation any Treasury Regulations or other Department of Treasury guidance that may be issued or amended after the date hereof, and will not be amended or modified in any manner that would cause this Agreement to violate the requirements of Section 409A. If, following the date hereof, the Committee determines that the Award may be subject to Section 409A, including such Department of Treasury guidance as may be issued after the date hereof, the Committee may, in its discretion, adopt such amendments to this Agreement or adopt such other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A. Notwithstanding anything to the contrary in the Plan or in this Agreement, the Holder agrees that the Holder (or the Holder’s estate or permitted beneficiary(ies)) will be solely responsible for the satisfaction of all taxes, interest, and penalties that may be imposed on the Holder or for the Holder’s account in connection with this Award (including, without limitation, any taxes, interest, and penalties under Section 409A), and neither the Company nor its Affiliates will have any obligation to reimburse, indemnify, or otherwise hold the Holder (or the Holder’s estate or permitted beneficiary(ies)) harmless from any or all of such taxes, interest, or penalties.
[Signature page follows.]

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TRI POINTE GROUP, INC.,
a Delaware corporation
By:______________________________________
Name:
Its:

Accepted this ___ day of [MONTH], [YEAR].

[NAME]